Exhibit 5.1

April 17, 2015

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:	Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on April 17, 2015 with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended (the “Act”), of an unspecified amount of one or more series of (i) unsecured debt securities (“Debt Securities”), (ii) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), (iii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) and (v) units of securities of the Company composed of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units” and, together with the Debt Securities, Common Stock, Preferred Stock and Warrants, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A. The Company’s Articles of Incorporation, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

April 17, 2015

B. The Company’s Second Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

C. The Registration Statement and Prospectus in the form in which it will be filed with the SEC;

D. A certificate of the Maryland State Department of Assessments and Taxation (the “SDAT”) dated April 15, 2015 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

E. A certificate of the Company regarding certain matters related to the Registration Statement (the “Certificate”); and

F. Such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

April 17, 2015

D. The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Securities will be properly executed by one or more such persons;

E. At the time of the issuance of any Common Shares or Preferred Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such shares are issued.

F. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter and the Bylaws and, with respect to Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company will be filed with and accepted for record by SDAT prior to their issuance (such approval and, if applicable, acceptance for record, are referred to herein as the “Corporate Proceedings”).

G. Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

H. Upon the issuance of any Preferred Shares, including any Preferred Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter.

I. The Warrants will be issued pursuant to a warrant agreement between the Company and a third party to be identified in such warrant agreement as the warrant agent. The warrant Agreement will be duly authorized, executed and delivered by the Company and the warrant agent, and the warrant agreement and the Warrants issued pursuant to the warrant agreement will constitute legally valid and binding obligations of the Company and the warrant agent, enforceable against the Company and the warrant agent in accordance with their terms.

J. None of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

April 17, 2015

K. No Common Shares or Preferred Shares will be issued until the Registration Statement has become effective and the Registration will remain effective at the time any Common Shares or Preferred Shares are issued, and a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby.

L. The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Securities are issued.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, it is our opinion that, as of the date of this letter:

1. Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, any applicable Prospectus Supplement and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, any applicable Prospectus Supplement and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

4. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A. The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if

April 17, 2015

we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

B. Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

C. Various issues pertaining to the Securities are addressed in the opinion that Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which was been separately provided to you. We express no opinion with respect to those matters.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

OBER, KALER GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder